(As filed with the Securities and Exchange Commission on October 15, 2014)

Investment Company Act File No. 811-06565

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM N-2

Registration Statement Under the Investment Company Act of 1940

Amendment No. 16

H&Q LIFE SCIENCES INVESTORS

(Exact Name of Registrant as Specified in Charter)

2 Liberty Square, 9th Floor, Boston, MA 02109

(Address of Principal Executive Offices)

(617) 772-8500

(Registrant’s Telephone Number, including Area Code)

Daniel R. Omstead, Ph.D.

2 Liberty Square, 9th Floor, Boston, MA 02109

(Name and Address of Agent for Service)

Copies of Communications to:

Joseph R. Fleming, Esq.

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, MA 02110

This amendment is being filed solely to file Exhibit No. (a)(xiv) to this Registration Statement relating to the Declaration of Trust.

PART C

OTHER INFORMATION

Amendment No. 3 to the Registrant’s Amended and Restated Declaration of Trust, as approved by the Registrant’s Board of Trustees by unanimous written consent of the Registrant on September 30, 2014, is filed herewith as Exhibit (a)(xiv).

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 16 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto, duly authorized, in the Commonwealth of Massachusetts, on the 15th day of October, 2014.

H&Q LIFE SCIENCES INVESTORS

By: /s/ Daniel R. Omstead
Daniel R. Omstead
President

EXHIBIT INDEX

Exhibit No.	Description

(a)(xiv)	Amendment No. 3 to the Amended and Restated Declaration of Trust, as approved by the Registrant’s Board of Trustees.